Exhibit 5.1

June 28, 2021

Paltalk, Inc.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11753

Re:	Paltalk, Inc. Registration Statement on Form S-1, Registration No. 333-257036

Ladies and Gentlemen:

We have acted as counsel to Paltalk, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (Registration No. 333-257036), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 11, 2021, as thereafter amended or supplemented (the “Registration Statement”). The Registration Statement relates to the registration of the proposed offer and sale of up to an aggregate of 2,000,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation, as amended, and Amended and Restated By-Laws of the Company; (ii) certain resolutions of the Board of Directors of the Company and the Pricing Committee appointed by the Board of Directors of the Company (the “Pricing Committee”) related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters; (iii) the Registration Statement and all exhibits included or incorporated by reference thereto; (iv) the form of Underwriting Agreement (the “Underwriting Agreement”) to be entered into with the underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement; (v) a certificate executed by an officer of the Company, dated as of the date hereof; and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that when the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

In rendering the opinion set forth herein, we have assumed that, at the time of the sale of the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective; (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued; (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law; (iv) the resolutions of the Board of Directors of the Company and of the Pricing Committee referred to above will not have been modified or rescinded; and (v) there will not have been a change in the law affecting the authorization, execution, delivery or validity of fully paid status of the Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP